Exhibit 24 – Power of Attorney

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary E. Junck and Carl G. Schmidt and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and any and all additional Registration Statements filed pursuant to Rule 462(b) related to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done.

Dated: June 29, 2010

/s/ Mary E. Junck	/s/ Carl G. Schmidt
Mary E. Junck	Carl G. Schmidt
Chairman, President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)
Director

/s/ Richard R. Cole	/s/ Nancy S. Donovan
Richard R. Cole	Nancy S. Donovan
Director	Director

/s/ Leonard J. Elmore	/s/ William E. Mayer
Leonard J. Elmore	William E. Mayer
Director	Director

/s/ Herbert W. Moloney III	/s/ Andrew E. Newman
Herbert W. Moloney III	Andrew E. Newman
Director	Director

/s/ Gordon D. Prichett	/s/ Gregory P. Schermer
Gordon D. Prichett	Gregory P. Schermer
Director	Director

/s/ Mark B. Vittert
Mark B. Vittert
Director